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EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in this Registration Statement on Form SB-2 (Amendment No. 2) of our report dated July 2, 2002 relating to the financial statements of MicroIslet, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Levitz, Zacks & Ciceric

LEVITZ, ZACKS & CICERIC
CERTIFIED PUBLIC ACCOUNTANTS
San Diego, California
January 8, 2003